UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 15, 2017

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive Madison, Wisconsin (Address of principal executive offices)	53719 (Zip code)

(608) 238-8008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2017, First Business Financial Services, Inc. (the “Company”) sold and issued $9.1 million in aggregate principal amount of subordinated debentures (the “New Debentures”) to certain accredited investors, all of whom are holders of the Company’s existing 7.50% Subordinated Debentures, due January 15, 2022 (the “Existing Debentures”). The Company will use the net proceeds from the sale of the New Debentures to repay $7.926 million of its existing $22.5 million of subordinated debt, including the Existing Debentures. The remaining net proceeds will be used to increase the capital position of the Company or for other general corporate purposes.

The New Debentures, which have been structured to qualify as Tier 2 capital of the Company, mature on April 15, 2027 and will bear interest at a fixed rate of 6.0% per annum for their entire term. The Company may, at its option, redeem the New Debentures, in whole or part, at any time after the fifth anniversary of issuance, at a price equal to 100% of the outstanding principal amount of such New Debentures redeemed plus accrued but unpaid interest to, but excluding, the redemption date, subject to any required prior approval of the Board of Governors of the Federal Reserve System. Except upon acceleration as noted below, the New Debentures are not subject to repayment at the option of the holders.

Payment of principal and accrued interest on the New Debentures may be accelerated by a holder of the New Debentures only upon the Company’s bankruptcy (liquidation or reorganization) or the receivership of its wholly-owned bank subsidiary, First Business Bank. There is no right of acceleration in the case of default in the payment of interest on the New Debentures or the performance of any of the Company’s other obligations under the New Debentures.

The New Debentures were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the New Debentures were offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

This description of the New Debentures does not purport to be complete and is qualified in its entirety by reference to the form of 6.0% Subordinated Debenture which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits

(4.1)

Form of 6.0% Subordinated Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 15, 2017

FIRST BUSINESS FINANCIAL SERVICES, INC.

By:

   /s/ Edward G. Sloane, Jr.

Edward G. Sloane, Jr.

Chief Financial Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit No.	Description
4.1	Form of 6.0% Subordinated Debenture